Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Global Mofy AI Limited and its subsidiaries (the “Company”) of our report dated January 9, 2026, relating to the Company’s consolidated financial statements as of and for the year ended September 30, 2025, which appears in this Annual Report on Form 20-F of the Company for the year ended September 30, 2025.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ GOLDEN OCEAN FAC PAC

Singapore

March 6, 2026